23.1           Consent of Kyle L. Tingle, CPA, LLC, Registered Independent Auditor

To Whom It May Concern:

The firm of Kyle L. Tingle, CPA, LLC consents to the inclusion of his report dated March 7, 2009 accompanying the audited financial statements of China US Events, Inc. as of December 31, 2008, in the Registration Statement on Form S-1 Amendment No. 2, with the U.S. Securities and Exchange Commission, and to our reference to the Firm under the caption “Experts” in the Prospectus.

August 13, 2009

Kyle L. Tingle, CPA, LLC
3145 E Warm Springs Road #200
Las Vegas, NV  89120
702/450-2200
702/436-4218 (f)